Exhibit 3.2

By-Laws
OF
AMETEK, Inc.
(As amended to and including ~~July 25, 2007~~April 29, 2010)

AMETEK, INC.
BY-LAWS
(As amended to and including ~~July 25, 2007~~April 29, 2010)
STOCKHOLDERS’ MEETINGS
     1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or the Corporate Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.
     2. Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-Law 8.
     3. Special Meetings. Special meetings of the stockholders may be called only by (a) the Chairman or (b) the Corporate Secretary within 10 calendar days after receipt of the written request of a majority of the Whole Board. Any such request by a majority of the Whole Board must be sent to the Chairman and the Corporate Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation. At a special meeting of stockholders, only such business may be conducted or considered as (i) has been specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the Whole Board or (ii) otherwise is properly brought before the meeting by the presiding officer of the meeting (as described in By-Law 8) or by or at the direction of a majority of the Whole Board.
     4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to ~~vote at~~notice of such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given to each stockholder entitled to vote at the adjourned meeting in conformity herewith. If, after the adjournment, the Board of Directors fixes a new record date for determining stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with By-Law 32 and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.
     5. Inspectors. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.
     6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Whether or not there is a quorum present, the officer presiding over the meeting will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, and without a vote of stockholders, whether or not there is a quorum present.
     7. Voting. Except as otherwise provided by law, by the Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for voting at the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Corporate Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Corporate Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.
     8. Order of Business. (a) The Chairman, or any officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, ~~and~~ by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders, and by having the power and authority to adjourn the meeting without a vote of stockholders, whether or not there is a quorum present.
     (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly ~~requested to be~~ brought before the meeting by a stockholder of the Company ~~in accordance with paragraph (c) of this By-Law 8.~~
     ~~(c) For business to be properly requested to be brought before an annual meeting by~~ who (1) was a stockholder~~, the stockholder must (i) be a stockholder~~ of record of the Company ~~of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting (and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the~~ , with respect to any beneficial owner, if ~~any~~different, on whose behalf ~~the proposal is made, (C) the class and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the~~ such business is proposed, only if such beneficial owner, ~~if any, on whose behalf the proposal is made, and (D) any material interest of such stockholder proposing such business and~~ was the beneficial owner, ~~if any, on whose behalf the proposal~~ of shares of the Company) both at the time the notice provided for in paragraph (c) of this By-Law 8 is ~~made in such business. The presiding officer of the annual meeting will determine whether or not business was properly brought before the meeting in accordance with the procedures prescribed in~~ delivered to the Corporate Secretary and on the record dates for determination of stockholders entitled to notice of and to vote at the meeting, (2) is entitled to vote at the meeting upon such proposal of business, and (3) complies with the notice procedures set forth in paragraph (c) of this By-Law 8 ~~and, if he or she determines that such business was not properly brought before the meeting, then he or she will so declare~~. Except for proposals to ~~the meeting and any such business not properly brought before the meeting will not be transacted. Notwithstanding the foregoing provisions of this By-Law 8, a stockholder must also comply~~be made in accordance with ~~all applicable requirements~~Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder ~~with respect to the matters set forth in this By-Law 8. For purposes of this By-Law~~ (as so amended and inclusive of such rules and regulations, the “Exchange Act”),and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. In addition for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these By-Laws, and applicable law.
      (c)(1) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (b) of this By-Law 8, the stockholder (A) must have given timely notice thereof in writing and in proper form to the Corporate Secretary at the principal executive offices of the Company, and (B) must provide any updates or supplements to such notice at such times and in the forms required by paragraph (f) of this By-Law 8~~13, “~~. To be timely, a stockholder’s notice relating to an annual meeting shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day before the date of the one-year anniversary of the immediately preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement~~” means~~ (as defined in paragraph (e) of this By-Law 8) of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
      (c)(2) To be in proper form for purposes of this By-Law 8, a stockholder’s notice to the Corporate Secretary must set forth:
           (i) as to each Proposing Person (as defined in paragraph (e) of this By-Law 8), (x) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records), and (y) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future);
           (ii) as to each Proposing Person, all other related ownership interests, including, but not limited to, derivatives, hedged positions, synthetic and temporary ownership positions, swaps, securities loans, timed purchases, and other economic and voting interests directly or indirectly owned of record or beneficially;
           (iii) (w) a reasonably brief description of the business desired to be brought before the meeting, (x) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment), (y) the reasons for conducting such business at the meeting, and (z) any material interest in such business of each Proposing Person;

           (iv) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and
           (v) a representation whether any Proposing Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
      (c)(3) Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this paragraph (c) of this By-Law 8. Except as otherwise provided by law, the presiding officer of an annual meeting of stockholders shall have the power and duty (x) if the facts warrant, to determine that any business proposed to be brought before the annual meeting was not proposed in accordance with the procedures set forth in this paragraph (c) of this By-Law 8, and (y) if any proposed business was not proposed in compliance with this paragraph (c) of this By-Law 8, to declare that such proposed business shall not be transacted.
      (d) Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.
      (e) For purposes of this By-Law 8, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the ~~Company~~Corporationwith the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the ~~Securities Exchange Act of 1934, as amended.~~Exchange Act, and (ii) “Proposing Person” shall mean (A) the stockholder giving the notice required by paragraph (c) of this By-Law 8, (B) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (C) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner that are acting in concert with such beneficial owner with respect to the proposed business.
      (f) A stockholder providing notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to this By-Law 8 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Corporate Secretary at the principal executive offices of the Company (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8)

business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).
      (g) Notwithstanding the foregoing provisions of this By-Law 8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this By-Law 8, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
      (h) Paragraph (c) of By-Law 8 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this By-Law 8 ~~will~~shall be deemed to (i) affect any rights of stockholders to request inclusion of proposals in the ~~Company’s~~Company’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the ~~Securities~~ Exchange Act ~~of 1934, as amended~~, or (ii) confer upon any stockholder a right to have any proposed business included in the Company’s proxy statement. Notwithstanding the foregoing provisions of this By-Law 8, a stockholder must comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this By-Law 8.
DIRECTORS
     9. Function. The business and affairs of the Company will be managed under the direction of its Board.
     10. Number, Election, and Terms. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board ~~or by the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class,~~ but in no case will the number of Directors be other than as provided in the Certificate of Incorporation. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.
     11. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director and shall not be filled by stockholders. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.
     12. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation ~~and, if applicable, any amendment to these By-Laws~~.
     13. Nominations of Directors; Election. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election as Directors of the Company.
     (b) Nominations of persons for election as Directors of the Company may be made at ~~a~~an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this By-Law 13 who (1) was a stockholder of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time the notice provided for in paragraph (c) of this By-Law 13 is delivered to the Corporate Secretary and on the record date for determination of stockholders entitled to notice of and to vote ~~for~~at the meeting, (2) is entitled to vote at the meeting upon such election of ~~Directors at the meeting and who~~directors, and (3) complies with the notice procedures set forth in paragraph (c) of this By-Law 13. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Corporate Secretary.
     ~~(c) To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the meeting; provided, however, that in the event that public announcement of the date of the meeting is not made at least 75 calendar days prior to the date of the meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the meeting.~~(c)(1) For nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of paragraph (b) of this By-Law 13, the stockholder (A) must have given timely notice thereof in writing and in proper form to the Corporate Secretary at the principal executive offices of the Company, and (B) must provide any updates or supplements to such notice at such times and in the forms required by paragraph (f) of this By-Law 13. To be timely, a stockholder’s notice relating to an annual meeting shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day before the date of the one-year anniversary of the immediately preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement (as defined in paragraph (e) of By-Law 8) of the date of such meeting is first made by the

Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     (c)(2) To be in proper written form, such stockholder’s notice must set forth ~~or include (i) the name and address, as they appear on the Company’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii)~~
          (i) as to each Proposing Person (as defined in paragraph (e) of By-Law 8), (x) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records), and (y) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future);
          (ii) as to each Proposing Person, all other related ownership interests, including, but not limited to, derivatives, hedged positions, synthetic and temporary ownership positions, swaps, securities loans, timed purchases, and other economic and voting interests directly or indirectly owned of record or beneficially;
          (iii) (w) the name, age, business and residence address, and principal occupation or employment of each person or person nominated by the stockholder for election to the Board (each, a “nominee”), (x) all other information relating to the nominee that would be required to be disclosed about each nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (y) each nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected, and (z) all information with respect to each nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 13 if such nominee were a Proposing Person;
          (iv) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to ~~nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Company if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Corporate Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The presiding~~

~~officer of the meeting for election of Directors will determine whether or not a nomination was made in accordance with the procedures prescribed by this By-Law 13, and if he or she determines that such nomination was not made in accordance with such procedures, then he or she will so declare to the meeting and the defective nomination will be disregarded.~~ propose such business; and
          (v) a representation whether any Proposing Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
     The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the Company, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company.
     (c) (3) Notwithstanding anything in this paragraph (c) of this By-Law 13 to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the Board’s nominees for director or specifying the size of the increased Board at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.
     (c)(4) Only such persons who are nominated in accordance with the procedures set forth in this paragraph (c) of this By-Law 13 (including those persons nominated by or at the direction of the Board) shall be eligible to be elected at an annual meeting of stockholders of the Company to serve as directors. Except as otherwise provided by law, the presiding officer of an annual meeting of stockholders shall have the power and duty (x) if the facts warrant, to determine that a nomination proposed to be brought before the annual meeting was not made in accordance with the procedures set forth in this paragraph (c) of this By-Law 13, and (y) if any proposed nomination was not made in compliance with this paragraph (c) of this By-Law 13, to declare that such nomination shall be disregarded.
     (d) Special Meetings of Stockholders.
          (1) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting only (A) by or at the direction of the Board or (B) if a purpose for such meeting as stated in the Company’s notice for such meeting is the election of one or more directors, by any stockholder of the Company who (i) was a stockholder of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time the notice provided for in paragraph (d) (2) of this By-Law 13 is delivered to the

Corporate Secretary and on the record date for the determination of stockholders entitled to notice of and to vote at the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in paragraph (d) (2) of this By-Law 13; provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Company’s notice of the meeting.
          (2) If a special meeting has been called in accordance with By-Law 3 for the purpose of electing one or more directors to the Board, then for nominations of persons for election to the Board to be properly brought before such special meeting by a stockholder pursuant to clause (B) of paragraph (d)(1) of this By-Law 13, the stockholder (A) must have given timely notice thereof in writing and in the proper form to the Corporate Secretary at the principal executive offices of the Company, and (B) must provide any updates or supplements to such notice at such times and in the forms required by this By-Law 13. To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day before such special meeting and not later than the close of business on the later of the ninetieth (90th) day before such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this paragraph (d) (2) of this By-Law 13, such notice shall set forth the information required by paragraph (c)(2) of this By-Law 13.
          (3) Only such persons who are nominated in accordance with the procedures set forth in paragraph (d) of this By-Law 13 (including those persons nominated by or at the direction of the Board of Directors) shall be eligible to be elected at a special meeting of stockholders of the Company to serve as directors. Except as otherwise provided by law, the presiding officer of a special meeting of stockholders shall have the power and duty (x) if the facts warrant, to determine that a nomination proposed to be made at the special meeting was not made in accordance with the procedures set forth in this paragraph (d) of this By-Law 13, and (y) if any proposed nomination was not made in compliance with this paragraph (d) of this By-Law 13, to declare that such nomination shall be disregarded.
     (e) For purposes of this By-Law 13, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, and (ii) “Proposing Person” shall mean (A) the stockholder giving the notice required by paragraph (c) of By-Law 13, (B) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (C) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner that are acting in concert with such beneficial owner with respect to the proposed nomination.
     (f) A stockholder providing notice of nominations of persons for election to the Board at an annual or special meeting of stockholders to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to this By-Law 13 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Corporate Secretary at the principal executive offices of the Company (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).
     (g) Notwithstanding the foregoing provisions of this By-Law 13, ~~a~~ unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company. For purposes of this By-Law 13, to be considered a qualified representative of the stockholder, a person must ~~also~~ be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     (h) Nothing in this By-Law 13 shall be deemed to (i) confer upon any stockholder a right to have a nominee included in the Company’s proxy statement, or (ii) affect any rights of the holders of any class or series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation. Notwithstanding the foregoing provisions of this By-Law 13, a stockholder must comply with all applicable requirements of the ~~Securities~~ Exchange Act ~~of 1934, as amended, and the rules and regulations thereunder~~ with respect to the matters set forth in this By-Law 13.
     14. Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Corporate Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.
     15. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.
     16. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day’s notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of a majority of the Directors. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.
     17. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.
     18. Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
     19. Committees. (a) The Board, by resolution passed by a majority of the Whole Board, may designate an executive committee (the “Executive Committee”) of not less than two members of the Board and that meets on an as needed basis when the Board is not in session. The Executive Committee, if one is so designated, will have and may exercise the powers of the Board, except the power to declare dividends, to amend these By-Laws, to elect officers above the office of Vice President, or to rescind or modify any prior action of the Board and except as otherwise provided by law.
     (b) The Board, by resolution passed by a majority of the Whole Board, may designate one or more additional committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.
     (c) The Executive Committee and each other committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or upon the disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
     (d) Except as otherwise provided in these By-Laws or by law, any committee of the Board, to the extent provided in Paragraph (a) of this By-Law or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.
     20. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.
     21. Rules. The Board may adopt rules and regulations for the conduct of their meetings and the management of the affairs of the Company.
     21.1 Directors Emeritus. The Board of Directors may, from time to time, elect one or more Directors Emeritus, each of whom must be a former director of the Company. Directors Emeritus will serve at the pleasure of the Board, which may remove a Director Emeritus at any time. Directors Emeritus will serve as advisors to the Board and may be invited to attend meetings of the Board of Directors, but may not serve as advisors to, or attend meetings of, committees of the Board. Directors Emeritus may not vote on matters brought before the Board and will not be counted for the purpose of determining whether a quorum of the Board is present. Directors Emeritus will receive no fee for their services as Directors Emeritus; however, Directors Emeritus will be entitled to receive retirement and death plan benefits related to their prior service as directors or employees of the Company (provided such benefits are not contingent in any way on continued service). Directors Emeritus shall be entitled to receive reimbursement of expenses for attendance at meetings of the Board.
NOTICES
     22. Generally. Except as otherwise provided by law, these By-Laws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given on the business day following the day on which the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise may be permitted by these By-Laws.
     23. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
OFFICERS
     24. Generally. The officers of the Company will be elected by the Board and will consist of a Chairman (who, unless the Board specifies otherwise, will also be the Chief

Executive Officer), President, a Corporate Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, President, Corporate Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.
     25. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.
     26. Succession. The officers of the Company will hold office at the pleasure of the Board of Directors. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board.
     27. Authority and Duties.
          (a) Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be, unless otherwise provided by the Board of Directors, the Chief Executive Officer of the Company, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.
          (b) President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the ~~Corporation~~ Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President, unless otherwise provided by the Board of Directors, shall be the Chief Executive Officer of the Company. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

          (c) Vice President. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
          (d) Corporate Secretary. The Corporate Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board and meetings of stockholders. The Corporate Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Corporate Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Corporate Secretary shall have custody of the seal of the Company and the Corporate Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Corporate Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Corporate Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
          (e) Treasurer. The Treasurer, if there be any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Company.
          (f) Comptroller. The duties of the Comptroller shall be to maintain adequate records of all assets, liabilities and transactions of the ~~corporation~~Company; to see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, to initiate and enforce measures whereby the business of this ~~corporation~~Company shall be conducted with maximum safety, efficiency and economy. He shall report to the President. ~~His duties and powers shall extend to all subsidiary corporations and, so far as the President may deem practicable, to all affiliated corporations.~~  The Comptroller shall be specifically charged with (i) acting as principal accounting officer in charge of all accounting records and forms of the ~~corporation~~ Company; (ii) continuous auditing of all payrolls, accounts and records of the ~~corporation~~ Company; (iii) general supervision of the accounting practices of all ~~subsidiary corporations~~ the Company; (iv) obtaining from agents and from departments of the ~~corporation~~ Company all reports needed to supervise the accounts of the ~~corporation~~ Company and record its general operations; (v) analyzing and evaluating reports received from agents and departments of the ~~corporation~~ Company; (vi) maintaining the classifications and enforcing accounting rules and regulations prescribed by regulatory bodies; (vii) compiling, preparing and filing such statements, statistics and other data as may be required by law or as may be prescribed by the President; (viii) preparing the ~~corporation’s~~ Company’s balance sheet, income accounts and other financial statements and reports and rendering monthly and quarterly to the President a complete report covering results of the operations of the ~~corporation~~ Company for the period or fiscal year to date; (ix) preparing a budget showing projected operations of the ~~corporation~~ Company based on the estimates of the General Managers and other officers; (x) supervising, initiating and maintaining standard practices and procedures relating to internal control, clerical practices and office routine throughout the departments of the ~~corporation and its subsidiaries.~~ Company. The Comptroller shall have such other powers and duties as the Board of Directors may from time to time prescribe and as may be assigned to him by the President, but nothing herein shall restrict the right of the Comptroller to present to the Board any accounts or other material that has been presented to him by President, and the Comptroller may at any time file with each member of the Board a request for a hearing at any regular or special meeting of the Board.
          (g) Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Corporate Secretary, and in the absence of the Corporate Secretary or in the event of the Corporate Secretary’s disability or refusal to act, shall perform the duties of the Corporate Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Corporate Secretary.
          (h) Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

          (i) Assistant Comptrollers. Assistant Comptrollers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Comptroller, and in the absence of the Comptroller or in the event of the Comptroller’s disability or refusal to act, shall perform the duties of the Comptroller, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Comptroller.
          (j) Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.
STOCK
     28. Certificates. The shares of the Company will be represented by certificates unless the Board of Directors by resolution provides that some or all of any classes or series of stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until the certificate is surrendered to the Company, and any such resolution may provide that, notwithstanding the resolution’s authorization of uncertificated shares, every holder of stock of the affected class or classes or series represented by certificates and upon request every holder of uncertificated shares of the affected class or classes or series will be entitled to have a certificate representing shares. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Company by the Chairman ~~[~~or Vice-Chairman or the President or Vice President~~]~~ and the Corporate Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.
     29. Classes of Stock. The designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock, or in lieu thereof, such certificates will set forth a statement that the Company will furnish such information without charge to each stockholder who requests such information. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company will send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section, or in lieu thereof, a statement that the Company will furnish such information without charge to each stockholder who requests such information. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series will be identical.

     30. Transfers. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Company to issue, or to cause its transfer agent to issue, a new certificate or, if the issuance of uncertificated shares has been duly authorized for the class or series represented by such surrendered certificate, uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     31. Lost, Stolen, or Destroyed Certificates. The Corporate Secretary may direct a new certificate or certificates or, if the issuance of uncertificated shares has been duly authorized for the relevant class or series, uncertificated shares to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Corporate Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the Corporate Secretary may require the owners of such lost, stolen, or destroyed certificate to give the Company a bond in such sum and with such surety or sureties as the Corporate Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates or uncertificated shares.
     32. Record Dates. (a) In order that the Company may determine the stockholders entitled to notice of ~~or to vote at~~ any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of ~~or~~ and to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this By-Law 32 at the adjourned meeting.
          (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted, and which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

          (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.
INDEMNIFICATION
     33. Damages and Expenses. (a) Without limiting the generality or effect of Article Ninth of the Certificate of Incorporation, the Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person (an “Indemnitee”) who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was or had agreed to become a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not by such person in any such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.
          (b) The right of indemnification provided in this By-Law 33 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 33, whether arising from acts or omissions occurring before or after such adoption.
          (c) In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies will apply with respect to advancement of expenses and the right to indemnification under this By-Law 33:
          (i) All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding will be advanced to the Indemnitee by the Company within 30 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time~~, whether prior to or after final disposition of such Proceeding.~~  . Such statement or statements will reasonably evidence the expenses incurred by the Indemnitee and, if and to the extent required by law at the time of such advance, will include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amounts advanced as to which it may ultimately be determined that the Indemnitee is not entitled. If such an undertaking is required by law at the time of an advance, no security will be required for such undertaking and such undertaking will be accepted without reference to the recipient’s financial ability to make repayment.
          (ii) To obtain indemnification under this By-Law 33, the Indemnitee will submit to the Corporate Secretary a written request, including such documentation supporting the claim as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification will be made not more than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Corporate Secretary will promptly upon receipt of such a request for indemnification advise the Board in writing that the Indemnitee has requested indemnification. The Indemnitee’s entitlement to indemnification under this By-Law 33 will be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board, or, in the case of an Indemnitee that is not a present or former director or officer of the Company, by any committee of the Board or committee of officers or agents of the Company designated for such purpose by a majority of the Whole Board; (B) by a written opinion of Independent Counsel if (1) a Change of Control has occurred and the Indemnitee so requests or (2) in the case of an Indemnitee that is a present or former director or officer of the Company, a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in subparagraph (iii) below. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (B) above, a majority of the Disinterested Directors will select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control has occurred, the Indemnitee will select such Independent Counsel, but only an Independent Counsel to which the Board does not reasonably object.
          (iii) Except as otherwise expressly provided in this By-Law 33, the Indemnitee will be presumed to be entitled to indemnification under this By-Law 33 upon submission of a request for indemnification together with the Supporting Documentation in accordance with subparagraph (c) (ii) above, and thereafter the Company will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subparagraph (c) (ii) to determine entitlement to indemnification has not been appointed or has not made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee will be deemed to be entitled to indemnification and the Indemnitee will be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in paragraph (a) of this By-Law 33, or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was not unlawful.

          (iv) (A) In the event that a determination is made pursuant to subparagraph (c) (ii) that the Indemnitee is not entitled to indemnification under this By-Law 33, (1) the Indemnitee will be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (2) any such judicial proceeding or arbitration will be de novo and the Indemnitee will not be prejudiced by reason of such adverse determination; and (3) in any such judicial proceeding or arbitration the Company will have the burden of proving that the Indemnitee is not entitled to indemnification under this By-Law 33.
          (B) If a determination is made or deemed to have been made, pursuant to subparagraph (c)(ii) or (iii) of this By-Law 33 that the Indemnitee is entitled to indemnification, the Company will be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made and will be conclusively bound by such determination unless (1) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (2) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to subparagraph (c)(i) of this By-Law 33 or payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to subparagraph (c)(ii) or (iii) of this By-Law 33, the Indemnitee will be entitled to seek judicial enforcement of the Company’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of any event described in subclause (1) or (2) of this clause (B) (a “Disqualifying Event”); provided, however, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.
          (C) The Company will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of this subparagraph (c)(iv) that the procedures and presumptions of this By-Law 33 are not valid, binding, and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this By-Law 33.
          (D) In the event that the Indemnitee, pursuant to the provisions of this subparagraph (c)(iv), seeks a judicial adjudication of, or an award in arbitration to enforce, his rights under, or to recover damages for breach of, this By-Law 33, the Indemnitee will be entitled to recover from the Company, and will be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration will be prorated accordingly.

          (v) For purposes of this paragraph (c):
          (A) “Change in Control” means the occurrence of any of the following events:
          (1) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the Voting Stock immediately prior to such transaction;
          (2) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;
          (3) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the Voting Stock;
          (4) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or
          (5) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (5) each Director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the Directors (or a committee of the Board) then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.
Notwithstanding the foregoing provisions of clauses (3) or (4) of this paragraph (c)(v)(A), unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of such clauses (3) or (4) solely because (x) the Company, (y) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (a “Subsidiary”), or (z) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.
          (B) “Disinterested Director” means a Director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.
          (C) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (1) the Company or the Indemnitee in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification under this By-Law 33. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this By-Law 33.
          (d) If any provision or provisions of this By-Law 33 are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this By-Law 33 (including without limitation all portions of any paragraph of this By-Law 33 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this By-Law 33 (including without limitation all portions of any paragraph of this By-Law 33 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.
     34. Insurance, Contracts, and Funding. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 33 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under By-Law 33 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 33.

GENERAL
          35. Fiscal Year. The fiscal year of the Company will end on December 31 or such date as may be fixed from time to time by the Board.
          36. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          37. Reliance upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
          38. Time Periods. In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.
          39. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation, these By-Laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board~~, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders~~.
          40.    Certain Defined Terms. Terms used herein with initial capital letters that are defined in the Certificate of Incorporation are used herein as so defined.
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